UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

THE SHERWIN-WILLIAMS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUPPLEMENT TO

NOTICE OF THE 2017 ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

DATED MARCH 6, 2017

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 19, 2017

This Supplement provides updated information with respect to the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of The Sherwin-Williams Company (“Sherwin-Williams”) to be held on April 19, 2017.

On March 6, 2017, Sherwin-Williams commenced distributing to its shareholders a Notice of the 2017 Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of Sherwin-Williams (the “Board”), and a change to fix the number of Directors of Sherwin-Williams at 10, should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

Thomas G. Kadien, a member of the Board and a nominee for re-election as a Director at the Annual Meeting, will be retiring from his position as Senior Vice President of International Paper Company (“International Paper”). In connection with his retirement from International Paper, Mr. Kadien submitted his resignation as a Director in accordance with Sherwin-Williams’ Corporate Governance Guidelines that require a Director to tender his resignation when his principal occupation substantially changes during his tenure on the Board. On March 28, 2017, based on the recommendation of the Nominating and Corporate Governance Committee, the Board decided to accept Mr. Kadien’s resignation, effective immediately. In light of this action and consistent with the terms of Sherwin-Williams’ Regulations, the Board decreased the number of Directors on the Board to 10, effective as of the Board’s acceptance of Mr. Kadien’s resignation. Therefore, the nomination of Mr. Kadien is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Kadien.

Proposed Change to Fix the Number of Directors at 10 in Proposal 1

In light of Mr. Kadien’s resignation from the Board and the subsequent withdrawal of his name as a nominee for re-election to the Board, as well as the Board’s decision not to replace Mr. Kadien with a new nominee, Proposal 1 in the Notice and Proxy Statement will now propose to fix the number of Directors of the Board at 10 and to elect the 10 Director nominees named in the Proxy Statement to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

Voting Matters

If you have already returned your proxy voting form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked.

Shares represented by proxy voting forms returned before the Annual Meeting will be voted for the Directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Kadien because he has resigned from the Board and is no longer standing for re-election. If you have not yet returned your proxy voting form or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Kadien’s name as a nominee for election as Director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

March 29, 2017

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Catherine M. Kilbane
Catherine M. Kilbane
Secretary